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                                                                    Exhibit 99.6

                       INSTRUCTIONS TO REGISTERED HOLDER AND/OR
            BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                          OF
                           PACKAGING CORPORATION OF AMERICA
                 12 3/8% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010

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     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                  , 1999, UNLESS EXTENDED (THE "EXPIRATION DATE").
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To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus, dated
     , 1999 (the "Prospectus"), of Packaging Corporation of America (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange $100 liquidation preference of its 12 3/8% Series B Senior Exchangeable Preferred Stock due 2010 (the "New Preferred Stock"), for each $100 liquidation preference of its outstanding 12 3/8% Senior Exchangeable Preferred Stock due 2010 (the "Preferred Stock"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Preferred Stock held by you for the account of the undersigned.

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     The aggregate face amount of the Preferred Stock held by you for the account of the undersigned is (FILL IN AMOUNT):


$              of the 12 3/8% Senior Exchangeable Preferred Stock due 2010.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

/ / TO TENDER the following Preferred Stock held by you for the account of the undersigned (INSERT LIQUIDATION PREFERENCE OF PREFERRED STOCK TO BE TENDERED):

     $

/ / NOT TO TENDER any Preferred Stock held by you for the account of the undersigned.
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     If the undersigned instructs you to tender the Preferred Stock held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (FILL IN STATE)
        , (ii) the undersigned is acquiring the New Preferred Stock in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution of the New Preferred Stock, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the New Preferred Stock must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the New Preferred Stock acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer--Resale of the New Preferred Stock," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal;

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and (c) to take such other action as necessary under the Prospectus or the
Letter of Transmittal to effect the valid tender of such Preferred Stock.

PLEASE NOTE: THE COMPANY HAS AGREED THAT, FOR A PERIOD OF 180 DAYS AFTER THE EXPIRATION DATE, IT WILL MAKE COPIES OF THE PROSPECTUS AVAILABLE TO ANY PARTICIPATING BROKER-DEALER FOR USE IN CONNECTION WITH RESALES OF THE NEW PREFERRED STOCK.


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/ /  Check this box if the Beneficial Owner of the Preferred Stock is a
     Participating Broker-Dealer and such Participating Broker-Dealer acquired the Preferred Stock for its own account as a result of market-making activities or other trading activities. IF THIS BOX IS CHECKED, PLEASE SEND A COPY OF THESE INSTRUCTIONS TO RICHARD B. WEST, CHIEF FINANCIAL OFFICER AND SECRETARY, VIA FACSIMILE: (847) 482-2446.
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                                      SIGN HERE


Name of beneficial owner(s):
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Signature(s):
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Name (PLEASE PRINT):
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Address:
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Telephone number:
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Taxpayer Identification or Social Security Number:
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Date:
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